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                                                                      Exhibit 23




                        Independent Auditors' Consent
                        -----------------------------


The Shareholders
Lexington Corporate Properties Trust:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-109393, 333-103140, 333-102307, 333-90932, 333-71998,
333-92609, 333-85631, 333-76709, 333-57853, and 333-70217) and on Form S-8
(Nos. 333-102232 and 333-85625) of Lexington Corporate Properties Trust of our report dated February 24, 2004, with respect to the consolidated balance sheets of Lexington Corpoarte Properties Trust and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Lexington Corporate Properties Trust.


                                        /s/ KPMG LLP

New York, New York
February 26, 2004